Exhibit 24.4

Power of Attorney of Gayle Burleson

The undersigned appoints Nick L. Swyka and Adam R. Law, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 12, 2022.

Name	Title

/s/ Gayle Burleson	Director
Gayle Burleson